Exhibit 4.5

Sabine Pass LNG, L.P.

Certificate Representing General Partner Interest

In accordance with the provisions of the Fifth Amended and Restated Agreement of Limited Partnership of Sabine Pass LNG, L.P., as supplemented or restated from time to time (the “Partnership Agreement”), Sabine Pass LNG, L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that                      (the “Holder”) is the registered owner of a general partner interest in the Partnership (the “General Partner Interest”) transferable on the books of the Partnership, in person or by duly authorized attorney, only in accordance with the terms of the Partnership Agreement. The rights, preferences and limitations of the General Partner Interest are set forth in, and this Certificate and the General Partner Interest represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 717 Texas Avenue, Suite 3100, Houston, Texas 77002.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, the general partner of the Partnership and to have agreed to comply with and be bound by and to have executed the Partnership Agreement and (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement.

Sabine Pass LNG, L.P.

By: Sabine Pass LNG-GP, Inc., its General Partner

Dated:

By:

Name:

Title:

This certificate evidences an interest in Sabine Pass LNG, L.P. and shall be a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and, to the extent permitted by applicable law, Article 8 of the Uniform Commercial Code of each other applicable jurisdiction.

RESTRICTIONS ON THE ASSIGNMENT OR OTHER DISPOSITION OF THE GENERAL PARTNER INTEREST EVIDENCED BY THIS CERTIFICATE ARE SET FORTH ON THE REVERSE SIDE HEREOF.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON DELIVERY TO THE PARTNERSHIP OF AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNER OF THE PARTNERSHIP THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE GENERAL PARTNER OF THE PARTNERSHIP OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE GENERAL PARTNER TO THE EFFECT THAT ANY SUCH TRANSFER OR SALE WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

SABINE PASS LNG, L.P.

CERTIFICATE FOR

GENERAL PARTNER INTEREST

DATED: